                                                                   Exhibit 10.25


                               FOURTH AMENDMENT
                                    TO THE
                                STEELCASE  INC.
                          INCENTIVE COMPENSATION PLAN

     Effective June 25, 2001, the Steelcase Inc. Incentive Compensation Plan is amended as follows:

     The Steelcase Inc. Incentive Compensation Plan (the "Plan") is amended by the adoption of the France Sub-plan.

     The Plan is further amended by the adoption of the United Kingdom Sub-plan, but subject to such changes as may be requested by the office of Inland Revenue, United Kingdom as a part of its review and approval process.


     IN WITNESS WHEREOF, the Company has caused this Fourth Amendment to the Steelcase Inc. Incentive Compensation Plan to be executed by its duly authorized officer this 3rd day of October, 2001.

                                             STEELCASE INC.


                                             By:  /s/ Nancy W. Hickey
                                                 ------------------------------
                                                   Nancy W. Hickey

                                             Its:  Senior Vice President
                                                   Global Human Resources

                                STEELCASE Inc.
                                --------------

                   STOCK OPTION PLAN FOR EMPLOYEES IN FRANCE
                   -----------------------------------------

1.   Introduction
     ------------

     The Board of Directors of Steelcase Inc. (the "Company") has established the Stock Option Plan (the "U.S. Plan") for the benefit of certain employees of the Company, its parent and subsidiary companies, including its French subsidiary/ies, (the "Subsidiary") of which the Company holds directly or indirectly at least 50% of the share capital. Section 3.2 of the U.S. Plan specifically authorizes the Board (or Committee) (the " Board") to adopt procedures and forms relating to the U.S. Plan as it deems advisable with respect to foreign participants The Board, therefore, intends to establish a sub-plan for France of the U.S. Plan for the purpose of granting Options which qualify for the favorable tax and social security treatment in France applicable to Options granted under Sections L 225-177 to L 225-186 of the French Commercial Code as amended to qualifying employees who are resident in France for French tax purposes (the "Optionees"). The terms of the U.S. Plan, as subsequently amended and as set out in Appendix 1 hereto, shall, subject to the modifications in the following rules, constitute the Stock Option Plan for Employees in France (the "French Plan").

     Under the French Plan, the Optionees will be granted only Options as defined under Section 2 hereunder. In no case will grants under the French Plan include any other substitute awards, e.g. stock appreciation rights, restricted stocks, performance shares or/and other awards.

2.   Definitions
     -----------

     Capitalized terms used but not defined in the French Plan shall have the same meanings as set forth in the U.S. Plan.

     In addition, the term "Option" shall have the following meaning:

     A. Purchase Options, that are rights to acquire Common Stock repurchased by the Company prior to the vesting of said Options; or

     B. Subscription Options, that are rights to subscribe newly issued Common Stock.

     Notwithstanding any provisions in the U.S. Plan, the term "Grant Date" shall be the date on which the board both (a) designates the Optionee and (b) specifies the terms and conditions of the Option including the number of shares and the Option Price.

     The term "Vesting Date" shall mean the date on which an Optionee's right to all or a portion of an option granted under the French Plan becomes non-forfeitable. The Vesting Date or Vesting Schedule shall be noted on the Stock Option Agreement entered into with each optionee.

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     The term "Exercise Date" shall mean the date on which a portion of
Optionee's Option becomes exercisable. The Exercise Date shall be the fourth anniversary of the Grant Date, unless determined by the Compensation Committee or the Administrative Committee entitled to modify the terms of the grant.

3.   Entitlement to Participate
     --------------------------

     Any individual who at the date of grant of the Option under the French Plan is either bound to the Subsidiary by a contract of employment ("contrat de travail") or who is a corporate officers of the Subsidiary, shall be eligible to receive Options under the French Plan provided that he or she also satisfies the eligibility conditions of section 5 of the U.S. Plan. Options may not be issued under the French Plan to employees or officers owning more than ten percent (10%) of the Company's share capital or to individuals other than employees and corporate officers of the Subsidiary. Options may not be issued to directors of the Subsidiary, other than managing directors (President du Conseil d'Administration, Directeur General, Directeur General Delegue, Membre du Directoire, Gerant de societes par actions), unless they are bound to the Subsidiary by a contract of employment.

4.   Conditions and exercise of the Option
     -------------------------------------

     Notwithstanding any provision in the U.S. Plan to the contrary, the conditions of the U.S. Plan, of the French Plan and of any Options granted thereunder (and as determined in the respective Stock Option Agreement) shall not be modified after the grant date, unless authorized by French law and subject to the prior written consent of the Optionee, and except in the cases enumerated under Article 7 below.

     As such and subject to the above provision, an Administrative Committee duly authorized by the Board or the Compensation Committee may alter certain conditions of the options.

     Notwithstanding any provision in the US plan to the contrary and following the following the date of admission of the Common Stock of the Company to trading on a regulated securities market, no option may be granted to optionees in France during specific closed periods as set forth by section L. 225-177 of the French commercial code as amended.

     4.1. Vesting and exercisability
          --------------------------

          The Options will vest and be exercisable pursuant to the terms and conditions set forth in the U.S Plan, the French Plan and under the respective Stock Option Agreement entered into with each Optionee.

          The Vesting and exercisability of Options may be accelerated in accordance with the provisions of Section 16 of the U.S. Plan. In this case, the shares acquired upon exercise of a Stock Option, can not be sold before the expiration of a period of 3 years as from the date of exercise if necessary to comply with the four year holding period.

           Specific provisions apply in the event of termination of employment/service and death as provided in Articles 6 and 8 below and as provided in the Stock Option Agreement entered into with each Optionee.

           The exercise of the Options may be accelerated in order to combine the specific regime applicable to French Plan d'Epargne d'Entreprise (French "employee saving plan") and the favorable tax and social security regime applicable to stock options, for French tax resident Optionees, provided in any case that the relevant holding period set forth by section 163 bis C of the French tax code is met.

     4.2.  Option Price
           ------------

           The Option price payable pursuant to Options issued hereunder shall be fixed by the Board on the date the Option is granted, but in no event shall the Option price per share be less than the greater of:

     A. with respect to Purchase Options over Common Stock, the higher of either 80% of the average opening price of such Common Stock during the 20 days of quotation immediately preceding the Grant Date or 80% of the average purchase price paid for such Common Stock by the Company;

     B. with respect to Subscription Options over the Common Stock, 80% of the average opening price of such Common Stock during the 20 days of quotation immediately preceding the Grant Date; and

     C. the minimum Option price permitted under the U.S. Plan.

     4.3.  Payment of the Option Price
           ---------------------------

           Notwithstanding any provisions in the U.S. Plan to the contrary, upon exercise of an Option, the full Option Price will be paid either in cash, by check or by credit transfer, exclusive of any other method of payment. Under a cashless exercise program, the Optionee may give irrevocable instructions to a stockbroker to properly deliver the Option price to the Company.
Notwithstanding any provisions in the U.S. Plan to the contrary, no delivery of prior owned shares having a fair market value on the date of delivery equal to the aggregate exercise price of the shares may be used as consideration for exercising the Options.

           Furthermore, notwithstanding any provisions in the U.S. Plan to the contrary, shares owed to the Optionee upon exercise may not be withheld in order to meet the tax and/or social security contributions which might be due at the time of exercise or sale of the underlying Shares. However, upon sale of the underlying shares, the Company and/or the Subsidiary shall have the right to withhold, or request any third party to withhold, from the proceeds to be paid to the Optionee the sums corresponding to any social security contributions due at exercise or sale by the Optionee. If such amounts are due and are not withheld, the Optionee agrees to submit the amount due to the Subsidiary by means of check, cash or credit transfer.

          The Shares acquired upon exercise of an Option will be recorded in an account in the name of the shareholder with a broker or in such other manner as the Company may otherwise determine in order to ensure compliance with applicable law.

5.   Non-transferability of Options
     ------------------------------

     Notwithstanding any provision in the U.S. Plan to the contrary and except in the case of death, Options cannot be transferred to any third party. In addition, the Options are only exercisable by the Optionee during the lifetime of the Optionee.

6.   Termination of Employment/Service
     ---------------------------------

     If a termination of eligibility status is due to death, the Options shall be exercisable as set forth by Article 8 below.

     In case of termination of eligibility status for other reasons than death, specific provisions regarding the exercise of the options by the Optionee are provided for in the Stock Option Agreement entered into with each Optionee.

7.   Changes In Capitalization
     -------------------------

     Notwithstanding any provisions of the U.S. Plan to the contrary, adjustments to the Option Price and/or the number of Shares subject to an Option issued hereunder shall be made to preclude the dilution or enlargement of benefits under the Option only in the event of one or more of the transactions listed below by the Company. Furthermore, even upon occurrence of one or more of the transactions listed below, no adjustment to the kind of shares to be granted shall be made (i.e., only shares of Common Stock shall be granted to Optionees). The transactions are as follows:

     A. an issuance of new shares for cash consideration reserved to the Company's existing shareholders;

     B. an issuance of convertible or exchangeable bonds reserved to the Company's existing shareholders;

     C.   a capitalization of retained earnings, profits, or issuance premiums;

     D.   a distribution of reserves by payment in cash or shares;

     E.   a cancellation of shares in order to absorb losses; and

     F. the repurchase of its own shares by a listed company at a price higher than the stock quotation price in the open market.

8.   Death
     -----

In the event of the death of an Optionee, the Options shall become immediately vested and exercisable. The Optionee's heirs may exercise the Option within six months following the

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death, even if the Option that was held by the deceased Optionee expires during this 6 month-period, but any Option which remains unexercised shall expire six months following the date of the Optionee's death.

9.   Interpretation
     --------------

     In the event of any conflict between the provisions of the present French Plan and the U.S. Plan, the provisions of the French Plan shall control for any grants made thereunder to Optionees.

10.  Employment Rights
     -----------------

     The adoption of this sub-plan shall not confer upon the Optionees any employment rights and shall not be construed as a part of the Optionee's employment contracts.

11.  Adoption
     --------

     The French Plan is effective as of June 25, 2001.

                        RULES OF THE UK SUB-PLAN OF THE
                  STEELCASE INC. INCENTIVE COMPENSATION PLAN

                            UK SUB-PLAN APPROVED BY
                             THE UK INLAND REVENUE
                      ON AUGUST 17, 2001 REF: X21921/PJP
                         ---------------      ----------
                   UK SUB-PLAN TERMINATES ON 2 DECEMBER 2007

1.   Adoption of the UK Sub-Plan

1.1 Steelcase Inc., a Michigan Corporation, ("the Company"), has established this UK Sub-Plan ("the UK Sub-Plan") of the Steelcase Inc. Incentive Compensation Plan ("the Plan") for the purpose of granting rights to acquire Shares of the Company to employees of it and its Subsidiaries.

1.2 The UK Sub-Plan is intended to qualify as an approved share option plan under Schedule 9 to the Income and Corporation Taxes Act 1988 ("the Taxes Act"). References to Schedule 9 are to Schedule 9 to the Taxes Act.

1.3 The Plan attached as Appendix A to these Rules shall apply to the UK Sub-Plan subject to the additional restrictions and amendments specified below.

1.4  References in these Rules to Articles are to Articles of the Plan.

2.   Article 1. Duration of the Plan

2.1 For the purposes of the UK Sub-Plan, Article 1.3 shall be amended by the addition at the end of that Article 1.3 of the following words:

     "provided that no Options shall be granted under the UK Sub-Plan until it has received formal approval of the UK Inland Revenue."

3.   Article 2. Definitions

3.1 The following definitions set out in Article 2 of the Plan shall be varied as follows for the purposes of the UK Sub-Plan:

     3.1.1     "Award" means the grant of an Option pursuant to an Award
               Agreement

     3.1.2 "Award Agreement" means a written agreement entered into by the Company and each Participant setting forth the terms and conditions applicable to Awards granted pursuant to the UK Sub-Plan, the initial form of which has been approved by the Inland Revenue;

     3.1.3 "Company" means Steelcase, Inc., a Michigan corporation, including any and all Subsidiaries and any successor thereto as provided in Article 20 herein.

     3.1.4 "Employee" means any full-time Director of the Company (being a director required to work at least 25 hours or more per week; excluding meal breaks) or any employee of the Company.

     3.1.5 "Fair Market Value" means, as at any date, the value of a Share of common stock, determined as follows:

               (i) the opening sale price of the Shares as traded on the New York Stock Exchange, or if there is no trading for that date, the opening sale price of the Shares on the previous date on which the Shares were traded on the New York Stock Exchange; or

               (ii) if the Shares are not listed as in (i) above the fair market value shall be determined in accordance with the provisions of
               Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance for the purposes of the UK Sub-Plan with the Inland Revenue's Share Valuation Division;

     3.1.6     "Option" means a Non Qualified Stock Option, as described in
               Article 6;

     3.1.7 "Participant" means an Employee designated by the Board who has been selected to receive an Award or who has an outstanding Award granted under the UK Sub-Plan;

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     3.1.8     "Shares" means the shares of Class A Common Stock of the Company which satisfy the conditions specified in paragraphs 10-14 of
               Schedule 9.

3.2 The following definitions shall be deleted from Article 2 of the Plan and all references thereto throughout the Plan in respect of Options granted under the UK Sub-Plan:

     3.2.1     "Cash-Based Award"

     3.2.2     "Covered Employee"

     3.2.3     "Freestanding SAR"

     3.2.4     "Incentive Stock Option" or "ISO"

     3.2.5     "Performance-Based-Exception"

     3.2.6     "Performance Share"

     3.2.7     "Performance Unit"

     3.2.8     "Period of Restriction"

     3.2.9     "Phantom Shares"

     3.2.10    "Restricted Stock"

     3.2.11    "Share Based Award"

     3.2.12    "Stock Appreciation Right" or "SAR"

3.2.13    "Tandem SAR"

4.   Article 3 Administration
     ------------------------

4.1  For the purposes of the UK Sub-Plan Article 3.2 shall be amended by:

          (a) deleting the following words from the third line "and Directors and other individuals";

          (b)  the addition of the following paragraphs at the end of that
               Article:

               "Notwithstanding the discretion of the Committee any determination of the Committee involving the imposition of performance conditions in relation to Options shall be subject to the requirement that such performance conditions:

               (i)  must be objective and set at the date of grant of Options;
               and

               (ii) cannot be waived or amended unless events occur which cause the Committee to consider that the performance conditions will not achieve their original purpose (in which case the Committee may make such alterations or additions to those performance conditions as it considers fair and reasonable provided that the amended performance conditions are no more difficult to meet than those originally imposed).

5.   Article 4.1. Number of Shares Available for Grants.
     ---------------------------------------------------

5.1 For the purposes of the UK Sub-Plan, the first paragraph of Article 4.1 of the Plan as amended shall be deleted and replaced by:

     "4.1. Number of shares available for grants. Subject to adjustment as provided in Article 4.2 herein, the number of the Shares hereby reserved for issuance to Participants under the Plan shall be fourteen million, two hundred eighty-four thousand, seven hundred twenty-seven (14,284,727) Shares (one hundred fifty thousand (150,000) of which were designated for a special one time grant of shares to Participants on the IPO Date). Shares available under the Plan shall be now or hereafter issued or authorised but unissued. The Board shall determine the appropriate methodology for calculating the number of Shares issued in pursuance of the Plan. The maximum aggregate number of Shares that may be granted pursuant to an Award to any one single Participant is contained in Rule 7.1."

5.2  Article 4.2 shall be amended by adding the following language:

     "Any adjustments to be made pursuant to this Article 17.2 in relation to Options granted under the UK Sub-Plan must arise from a change in the Shares which falls within the meaning of paragraph 29 of Schedule 9 and no adjustments shall take effect until approved by the Board of the Inland Revenue."

6.   Article 5. Eligibility and Participation
     ----------------------------------------

6.1 For the purposes of the UK Sub-Plan, the words "Directors, and other individuals designated by the Board," in Articles 5.1 and 5.2 shall be deleted.

6.2  The following shall be added to Article 5.1 for the purposes of the UK Sub-
     Plan:

     "In no event shall an Option under the UK Sub-Plan be granted or exercised by any person who is precluded by paragraph 8 of Schedule 9 from participating in a UK Inland Revenue approved share option plan."

6.3  For the purposes of the UK Sub-Plan, the following shall be added to
     Article 5.2:

     "provided that for the purposes of the UK Sub-Plan no Award shall be made otherwise than to eligible Employees."

7.   Article 6.  Stock Options
     -------------------------

7.1 For the purposes of the UK Sub-Plan, Article 6.1 shall be deleted and replaced by:

     "6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such manner, and upon such terms, and at any time and from time to time as shall be determined by the Board. Options granted under the UK Sub-Plan shall be limited and take effect so that following any grant, no Employee will hold Options granted under the UK Sub-Plan or any other UK Inland Revenue approved share option plan (not being a UK Inland Revenue approved savings related share option plan) operated by the Company or any associated company (as defined in Section 416 of the Taxes Act) over Shares with an aggregate Fair Market Value in excess of (Pounds)30,000, or such other limit as may apply from time to time under paragraph 28 of Schedule 9, determined on the basis of the Fair Market Value of Shares as at the date(s) of grant of the relevant Options and the market value at the date(s) of grant of options granted under the rules of any other UK Inland Revenue discretionary approved share option plans, converted from US Dollars into Pounds Sterling at the rate of exchange determined by the Committee in accordance with the exchange rates published in the Wall Street Journal applicable as at the date(s) of grant."

7.2 The final sentence in Article 6.2 shall be deleted for the purposes of the UK Sub-Plan.

7.3 For the purposes of the UK Sub-Plan, the following language shall be added to the end of Article 6.5:

     "Any such restrictions or conditions shall be determined at the date of grant and will be subject to the provisions contained in Rule 4.1."

7.4 For the purposes of the UK Sub-Plan, the Option Price may only be paid in cash; the second paragraph of Article 6.6. shall be deleted and replaced with the following paragraph:

     "The Option Price upon exercise of any Option shall be payable to the Company in full in cash or its equivalent."

7.5 For the purposes of the UK Sub-Plan, the following words shall be added to the third paragraph of Article 6.6:

     "For the purposes of the UK Sub-Plan the cashless exercise programme shall be subject to the Board of the Inland Revenue's guidelines."

7.6 Under the UK Sub-Plan Shares must be transferred to Participants within 30 days after the date of exercise, the following paragraph shall be added at the end of Article 6.6:

     "Subject to any governing rules or regulations, the Company shall issue or procure the transfer to the Participants the number of Shares in respect for which the Option has been validly exercised, within 30 days after the date of exercise. Save for any rights determined by reference to a date on or before the date of issuance, any Shares which are issued shall rank pari passu and as one class with the other issued shares of the same class."

7.7 Article 6.7 shall be amended for the purposes of the UK Sub-Plan by deleting the following words from the third line of that Article, "advisable, including, without limitation," and replacing them with the words "necessary to comply with".

8.   Articles: 7, 8,9,10,11, 12 and 14
     ---------------------------------

     Article 7. Stock Appreciation Rights
     Article 8. Restricted Stock
     Article 9.  Performance Units, Performance Shares, and Cash-Based
                 Awards
     Article 10. Phantom Shares
     Article 11. Other Share-Based Awards
     Article 12. Performance Measures
     Article 14. Deferrals

     shall not apply for the purposes of the UK Sub-Plan.

9.   Article 15. Rights of Employees/Directors
     -----------------------------------------

9.1 For the purposes of the UK Sub-Plan, the following words shall be added to the end of Article 15.2:

     "Notwithstanding any provision of any other Rules, the rights and obligations of any individual under the terms of his office or employment with the Company or Subsidiary shall not be affected by his participation in the UK Sub-Plan or any right which he may have to participate therein. An individual who is granted any Options pursuant to this UK Sub-Plan shall have no rights to compensation or damages in consequence of the termination of his office or employment with the Company or Subsidiary for any reason whatsoever, whether or not in breach of contract, insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any Options under this UK Sub-Plan as a result of such termination or from the loss or diminution in value of such rights or entitlements. If an individual did acquire any such rights, he would be deemed to have waived them irrevocably."

9.2 For the purposes of the UK Sub-Plan, the new Article 15.4 (inserted pursuant to an amendment effective from October 1, 2000) the first sentence shall be amended by the addition of the following words after the first sentence:

     "All outstanding Awards shall immediately lapse."

9.3  For the purposes of the UK Sub-Plan, Article 15.5 (which use to be Article
     15.4 prior to the amendment effective from October 1, 2000) the first sentence shall be amended by the deletion of the words "Except as otherwise provided in a Participant's Award Agreement" and the words "other than by will or by the laws of decent and distribution".


10.  Article 16. Change of Control
     -----------------------------

10.1 For the purposes of the UK Sub-Plan, Article 16.1(b) and (c) shall be deleted and replaced by:

     (b) In the event of any company ("the Successor Entity") obtaining Control (Control for these purposes shall be defined in accordance with Section 840 of the Taxes Act) of the Company as a result of making a general offer:

          (i) to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

          (ii) to acquire all the shares in the Company which are of the same class as the Shares subject to subsisting Options granted under the UK Sub-Plan ("the Old Option");

          the holder of Options under the UK Sub-Plan (or the Company on behalf of such holder) may seek the agreement of the Successor Entity and, if such agreement is obtained, the holder may release the Old Option in consideration of the grant of a new option ("the New Option") which satisfies the following conditions:

          (1) it is over shares in the Successor Entity or in a company which has Control over the Successor Entity which satisfies the conditions specified in paragraphs 10 to 14 (inclusive) of
               Schedule 9;

          (2) it is a right to acquire such number of shares as has on acquisition of the New Option an aggregate market value equal to the aggregate Fair Market Value of the shares subject to the Old Option on its disposal;

          (3) it has a purchase price per share such that the aggregate price payable on complete exercise equals the aggregate price which would have been payable on complete exercise of the Old Option; and

          (4)  it is otherwise identical in terms to the Old Option.

          The New Option shall, for all other purposes of the UK Sub-Plan, be treated as having been acquired at the same time as the Old Option, which is released in consideration for the grant of the New Option.

          Where any New Option is granted pursuant to this Article 16.1 (b), the provisions of the UK Sub-Plan shall, in relation to the New Option, be construed as if references to the Company and the Shares were references to the Successor Entity or, as the case may be, to the other company to whose shares the New Option relates and to the shares in the Successor Entity or that other company.

          The release of the Old Option and the grant of a New Option under
          Article 16.1 (b) must take place within the period of six months ("the Appropriate Period") beginning with the time when Control of the Company has been obtained and any conditions in connection with the change of Control are satisfied.

11.   Article 17.1. Amendment, Modification, and Termination
      ------------------------------------------------------

11.1 For the purposes of the UK Sub-Plan, the following words shall be added to the end of Article 17.1:

      "Any amendments or alteration to the UK Sub-Plan, or to the Plan insofar as they affect the UK Sub-Plan which are made pursuant to Articles 3.2, 16.2, and 17.1, shall not take effect in relation to the UK Sub-Plan until they have been approved by the Board of the Inland Revenue."

11.2 For the purposes of the UK Sub-Plan, Article 17.2 shall be deleted in its entirety.


12.   Article 18.2 Share Withholding
      ------------------------------

12.1 For the purposes of the UK Sub-Plan, the words "As a condition of exercise" shall be added to the beginning of Article 18.1 and the words "the Participant's liability to" shall be added to line 2 of Article 18.1 between the words "amount sufficient to satisfy" and the words "Federal, state, and local taxes".

12.2 For the purposes of the UK Sub-Plan, the following words shall be deleted from the second line of Article 18.2:

      "or SAR's, upon the lapse of restrictions on Restricted Stock,"